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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use of our report dated January 20, 2006 of the audits of the financial statements of Sirius Laboratories, Inc. for the years ended December 31, 2004 and 2003, in an SEC Form 8-K for DUSA Pharmaceuticals, Inc. related to the merger between DUSA and Sirius Laboratories.

                                        PASQUESI SHEPPARD LLC


                                        BY: /s/ Mark Zivkovic
                                            ------------------------------------
                                        Name: Mark Zivkoic
                                        TITLE: MEMBER

Lake Forest, Illinois
March 13, 2006